Exhibit 10.(p)

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

STANDEX INTERNATIONAL CORPORATION

Long Term Incentive Plan Award

1.       Award. Standex International Corporation, a Delaware corporation (the “Company”), which for purposes hereof shall also include any subsidiary of the Company, hereby awards, as of this xth day of Month, Year, to (FName LName) (the “Participant”) the following Restricted Stock Units and Stock Grant (the “Award”):

(i)

Award of Performance Share Units. (xx) Restricted Stock Units (“RSUs”) convertible into shares of Common Stock, $1.50 par value (“Common Stock”) of the Company pursuant to and subject to the terms and conditions of this Award and the Standex International Corporation 2018 Incentive Plan (the “Plan”). The RSUs awarded hereunder shall entitle the Participant to Common Stock, in a number of shares based upon the performance of the Company in fiscal years 20xx to 20xx (the “Measurement Period”) relative to those Company performance measures established by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) on Month day, year attached hereto as Exhibit A. The shares covered by the award of the RSU shall vest on Month, day, year.

(ii)

Grant of Stock. An aggregate of (xx) shares of Common Stock of the Company (the “Grant”) pursuant to and subject to the terms and conditions of this Award and the Plan. The shares covered by this Grant shall vest on Month day, year.

2.       Delivery of Shares. The Company shall, within thirty (30) days of each vesting date above, make prompt delivery of a certificate or book entry statement evidencing such whole shares of Common Stock subject to this Award plus, in the case of the Grant, a check for cash representing all accrued dividends on said stock through such date to the Participant, provided that if any law or regulation requires the Company to take any action with respect to such certificate before the issuance thereof, then the date of delivery of such certificate shall be extended for the period necessary to complete such action. No shares shall be issued and delivered upon exercise of this Award unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with. In addition, in the case of the RSUs, no Common Stock shall be issued until the Compensation committee has determined that the performance measures entitling the participant to shares of Common Stock were met.

3.       Termination of Employment or Service. (a) Upon termination of the Participant’s employment prior to the vesting dates set forth in Paragraph 1(ii) above due to death, retirement as defined in the Plan, or disability, as defined in the Long Term Disability Plan of the Company, (i) the shares of Common Stock covered by the Grant shall vest on the date of termination, and accrued dividends on said stock through the date of termination shall be paid, and (ii) the Participant shall be entitled to a pro rata portion of any shares of Common Stock which would vest as of the vesting date in accordance with Paragraph 1(i), based upon the portion of the Measurement Period during which such Participant was employed by the Company, payable pursuant to Paragraph 2 above.

(b) Unless otherwise determined by the Committee (except that no discretion shall exist in the event of Termination for Cause), or, in the case of the RSUs, as set forth in any agreement between the Company and the Participant, upon the termination of a Participant’s employment prior to the vesting date set forth in Paragraph 1 above for any reason other than those described in subparagraph (a) above, the shares of Common Stock granted to such Participant which have not vested shall be forfeited and any rights the Participant may otherwise have to such shares of Common Stock shall become null and void.

4.       Cancellation. Notwithstanding the foregoing, this Award may be canceled by the Committee at any time, if in the opinion of the Committee, the Participant engages in activities contrary to the interests of the Company or any of its subsidiaries.

5.       Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

(i)

The Participant shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to this Award until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.

(ii)

Except in the event of the Participant’s death or pursuant to a domestic relations order, this Award is not transferable and may be earned in the Participant’s lifetime only by the Participant. Upon the death of the Participant, this Award is transferable by Will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

(iii)

If the Participant is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to this Award may not be sold or otherwise disposed of within six (6) months following the date of the grant or, in the case of the RSUs, the date of issuance.

6.        Accrual of Dividends. Whenever shares of Common Stock underlying the Grant are distributed to the Participant or beneficiary thereof under the Plan, the Participant or beneficiary shall also be entitled to receive, with respect to each such share distributed, a payment equal to any cash dividends and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock between the grant date and the date of distribution.

7.        Voting of Stock. The Participant shall be entitled to vote such shares of Common Stock not yet vested, earned or distributed which this Grant covers in accordance with the rules and procedures which may be adopted by the Committee for this purpose.

8.        No Special Employment Rights. Nothing contained in this Award shall confer upon the Participant any rights with respect to the continuation of the Participant’s employment by the Company or interfere in any way with the rights of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of this Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute Termination of employment shall be determined by the Board of Directors of the Company at the time.

9.        Investment Representations. The Company may require the Participant, as a condition of exercising the Grant or receiving shares of Common Stock pursuant to this Award to give written assurance in form and substance satisfactory to the Company to the effect that the Participant is acquiring the Common Stock subject to this Award for his or her own account, for investment and not with any present intention of selling or otherwise distributing the same.

10.      Withholding. The Company’s obligation to deliver shares pursuant to this Award shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

11.       Notice. Any notice required to be given under the terms of this Award shall be properly addressed if addressed to the parties hereto at their respective addresses indicated beneath their signatures below, or at such other address as either of said parties may hereafter designate in writing to the other.

12.     Other Participant Benefits. The amount of any compensation received by the Participant as a result of the exercise of this Grant or the issuance of shares of Common Stock pursuant to this Award will not constitute “earnings” with respect to which any other Participant benefits of the Participant are determined, including without limitation, benefits under any pension, ESOP or life insurance plan.

13.     Capitalized Terms; Controlling Document. All capitalized terms not otherwise defined in this Award shall have the meanings ascribed to them in the Plan. In the event that provisions in this Award conflict with or are contrary to provisions or terms contained in the Plan, the Plan provisions shall be controlling. In all instances the terms and provisions of the Plan document shall be controlling. The terms of this Award and the Plan shall be determined conclusively by the Compensation Committee of the Board of Directors of the Company, which shall have full discretionary authority to interpret the terms of this Award and the Plan.

14.       Effective Date. The effective date of this Award is the date indicated in Paragraph 1 hereof, being the date of the execution hereof by the Company.

STANDEX INTERNATIONAL CORPORATION 11 Keewaydin Dr, Salem, New Hampshire 03079

By:
XXXXXXXX, President & CEO

This Award is hereby acknowledged and the terms and

provisions thereof agreed to by the undersigned:

FName LName

Address

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